Exhibit 10.5

INVESTOR RIGHTS AGREEMENT

Among

LOCAL BOUNTI CORPORATION

And

THE INVESTORS PARTY HERETO

Dated as of March 31, 2025

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of March 31, 2025, by and among Local Bounti Corporation, a Delaware corporation (the “Company”), Cargill, Incorporated, a Delaware corporation (together with Cargill Financial Services International, Inc., “Cargill”), U.S. Bounti, LLC, a Delaware limited liability company, (“U.S. Bounti”) and Charles R. Schwab, Jr., an individual (“Mr. Schwab” and, with Cargill and U.S. Bounti, the “IRA Investors”; Mr. Schwab and U.S. Bounti are referred to herein together as the “Investors”).

WHEREAS, the Company and the Investors entered into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, the Company and Cargill Financial Services International, Inc. entered into amended and restated warrants, dated as of the date hereof, to purchase up to an aggregate of 5,408,145 shares of Common Stock (the “Warrants”); and

WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) that the Company and the IRA Investors enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Company and the IRA Investors agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Adverse Disclosure” means the public disclosure of material non-public information that, in the good faith judgment of the independent members of the Board (after consultation with the IRA Investors and legal counsel), (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading under applicable securities laws, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Blackout Period” shall have the meaning set forth in Section 2(d).

“Blackout Period Payment Date” shall have the meaning set forth in Section 2(d).

“Block Trade” means a registered offering and/or sale of Registrable Securities by any Investor on a coordinated or underwritten basis commonly known as a “block trade” (whether firm commitment or otherwise) not involving a roadshow or other substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, (a) other than a Saturday, a Sunday and (b) a day that is a legal holiday under the laws of the State of New York or Minnesota or is a day on which banking institutions in such state are authorized or required by law to close.

“Cargill Board Observer” shall have the meaning set forth in Section 9(d).

“Cargill Director” shall have the meaning set forth in Section 9(a).

“Cargill Ownership Threshold” shall have the meaning set forth in Section 9(a).

“Closing” shall have the meaning set forth in the recitals of this Agreement.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Confidential Information” means any and all non-public information concerning the Company that has been or is furnished to the IRA Investors (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by or on behalf of the Company, together with the portions of any documents created by the IRA Investors or their applicable representatives that contain such information, other than information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by the IRA Investors or their applicable representatives in violation of this Agreement, (ii) was within the IRA Investors’ or any of their representatives’ lawful possession prior to its being furnished to the IRA Investors by or on behalf of the Company and was not subject, to the terms of any other non-disclosure or confidentiality agreement with the Company or its representatives, in their capacity as such, that is binding on the IRA Investors and/or such representatives of the IRA Investors, as applicable, the terms of which would otherwise prohibit such disclosure, (iii) is received from a source other than the IRA Investors or any of their respective representatives; provided, that in the case of each of (ii) and (iii) above, the source of such information was not known by the IRA Investors to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information at the time the same was disclosed, or (iv) is independently developed by the IRA Investors or any of their respective representative without breach of this Agreement.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, partnership interests or other ownership interests, as trustee or executor, by contract or credit arrangement or otherwise.

“Conversion Shares” means the Series A Conversion Shares.

“Credit Agreement” means the Credit Agreement dated as of September 3, 2021 (as amended by the Restructuring Agreement, and as further amended, restated, supplemented or otherwise modified from time to time) between Local Bounti Operating Company LLC (“Opco”) and certain subsidiaries thereof, as borrowers, and the Senior Lender, as lender.

“Cut Back Shares” shall have the meaning set forth in Section 2(e).

“Effectiveness Deadline” shall have the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” shall have the meaning set forth in Section 2(a).

“Freely Tradable” means, with respect to any security, a security that (i) is eligible to be sold by the holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or any other rule of similar effect, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent for the Common Stock and the affected Investors, (ii) bears no legends restricting the transfer thereof and (iii) bears an unrestricted CUSIP number (to the extent such security is issued in global form).

“Indemnified Party” shall have the meaning set forth in Section 12(c).

“Indemnifying Party” shall have the meaning set forth in Section 12(c).

“Initial Cargill Ownership Threshold” shall have the meaning set forth in Section 9(a).

“Initial Registration Statement” shall have the meaning set forth in Section 2(a).

“Initial U.S. Bounti Ownership Threshold” shall have the meaning set forth in Section 10(a).

“Inspectors” shall have the meaning set forth in Section 7(k).

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitee” shall have the meaning set forth in Section 12(a).

“Investor’s Counsel” shall have the meaning set forth in Section 6(b).

“Law” means any U.S. or non-U.S. law, including any statute, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Authority of competent jurisdiction.

“Maintenance Failure” shall have the meaning set forth in Section 2(d).

“Non-Party Affiliates” shall have the meaning set forth in Section 17(k).

“Other Securities” shall have the meaning set forth in Section 4(a).

“Permitted Holders” means (i) the IRA Investors’ affiliates and any partners or members of the IRA Investors or such affiliates, and their respective partners, members and affiliates, in each case holding Registrable Securities as a result of one or more distributions by the IRA Investors or any of such Persons, (ii) any successor entity of the IRA Investors or any Person described in the foregoing clause (i), (iii) any Family or Estate-Planning Transferee, and (iv) any Person consented to in writing by the Company.

“Person” shall have the meaning set forth in the Purchase Agreement.

“Piggyback Notice” shall have the meaning set forth in Section 4(a).

“Piggyback Registration” shall have the meaning set forth in Section 4(a).

“prospectus” means the prospectus included in a registration statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and all other amendments and supplements to the prospectus, including post-effective amendments.

“Purchase Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (i) filing a registration statement with the SEC in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the SEC or (ii) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

“Registrable Securities” means (i) shares of Common Stock issued pursuant to the Purchase Agreement to U.S. Bounti and Mr. Schwab, (ii) shares of Common Stock issuable (directly or indirectly) upon conversion of the Series A Preferred Stock held by Mr. Schwab, a U.S. Bounti Holder or any Permitted Holder thereof, (iii) shares of Common Stock issuable (directly or indirectly) upon exercise of the Warrants, (iv) any shares of Common Stock hereafter acquired by Cargill, Mr. Schwab, a U.S. Bounti Holder or any Permitted Holder thereof, including, for the avoidance of doubt, any shares of Common Stock issuable (directly or indirectly) upon conversion of the Series A Preferred Stock, (v) any shares of Common Stock owned by affiliates of U.S. Bounti and Cargill, and (vi) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock referenced in clauses (i) through (v) above; provided that the term “Registrable Securities” shall exclude in all cases any securities (x) that are sold pursuant to an effective registration statement under the Securities Act or publicly resold in compliance with Rule 144, or (y) that shall have ceased to be outstanding. Solely for purposes of determining at any time whether any Registrable Securities are then held, outstanding or transferred, the Series A Preferred Stock shall be treated on an as-converted basis (without regard to any limitation on conversion in its Certificate of Designations), as Registrable Securities.

“Registration Expenses” shall mean, with respect to any registration and without limitation, (i) all SEC, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses of compliance with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with blue sky qualifications of Registrable Securities as may be set forth in any underwriting agreement), (iii) all word processing, duplicating and printing expenses, messenger and delivery expenses, (iv) fees and disbursements of counsel for the Company and all independent public accountants, (v) fees paid to other Persons retained by the Company, (vi) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the expenses of any annual audit or quarterly review or comfort letter, (viii) the expenses (including premiums) of any liability or other insurance and (ix) the expenses and fees for listing the securities to be registered on each securities exchange on which the same class of securities issued by the Company are then listed.

“Registration Statement” means any registration statement that is required to register the resale of Registrable Securities under this Agreement, including the related prospectus and any pre- and post-effective amendments and supplements to each such registration statement or prospectus.

“Requisite Investors” shall have the meaning set forth in Section 16.

“Restructuring Agreement” means the Restructuring Agreement and Eleventh Amendment to Senior Credit Agreement of even date herewith among the Company, Opco, certain subsidiaries of Opco, the Senior Lender and other parties thereto.

“SEC” means the Securities and Exchange Commission.

“SEC Restrictions” shall have the meaning set forth in Section 2(e).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities” means collectively, Registrable Securities.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale of Registrable Securities and all related fees and expenses of the IRA Investors (other than such fees and expenses included in Registration Expenses).

“Senior Lender” means Cargill Financial Services International, Inc., a Delaware corporation.

“Series A Conversion Shares” means the shares of Common Stock then issued or issuable upon conversion of the Series A Preferred Stock.

“Series A Preferred Stock” shall have the meaning set forth in the preamble of this Agreement.

“Subsidiary” shall mean any company, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or other entity at least 50% of the voting capital stock of which is owned, directly or indirectly, by the Company.

“Suspension Period” shall have the meaning set forth in Section 3(d).

“Underwriter Cutback” shall have the meeting set forth in Section 4(b).

“U.S. Bounti Board Observer” shall have the meaning set forth in Section 10(d).

“U.S. Bounti Director” shall have the meaning set forth in Section 10(a).

“U.S. Bounti Holder” shall have the meaning set forth in Section 10(a).

“U.S. Bounti Ownership Threshold” shall have the meaning set forth in Section 10(a).

Section 2. Resale Registration Rights.

(a) No later than ninety (90) calendar days after the Closing Date (as defined in the Purchase Agreement) (the “Filing Deadline”), the Company shall prepare and file with the SEC one registration statement on Form S-3 (the “Initial Registration Statement”) covering the resale of all of the Registrable Securities not currently registered. Such Registration Statement shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. If Form S-3 is not then available for the registration of the resale of the Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form such as Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3, as soon as such form is available, provided, that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b) The Company shall use reasonable best efforts to have the Initial Registration Statement declared effective by the SEC at the earliest possible date but no later than the earlier of the 75th calendar day following the initial filing date of the Initial Registration Statement, if the SEC notifies the Company that it will “review” the Initial Registration Statement, and (b) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”), and in any event, will notify the Investors via email within twenty-four (24) hours after any Registration Statement is declared effective and shall simultaneously provide the Investors with access to a copy of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use reasonable best efforts to keep the Initial Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investors of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Investors shall have resold all the Registrable Securities covered by the applicable Registration Statement; and (ii) the date on which the Registrable Securities may be resold by the Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent for the Common Stock and the affected Investors. The Company will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Initial Registration Statement or any related prospectus, as applicable, that, (a) may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the sale of all of the applicable Registrable Securities covered thereby, or (b) in the reasonable opinion of the Investors and the Company, may be necessary or advisable in connection with any acquisition or sale of applicable Registrable Securities by the Investors. The Initial Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall each not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c) If (i) the Initial Registration Statement has not been filed by the Filing Deadline, (ii) the Initial Registration Statement has not been declared effective by the Effectiveness Deadline, or (iii) after any Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such Registration Statement), but excluding any Allowed Delay (as defined below) or, if the Registration Statement is on Form S-1, for a period of 20 days following the date on which the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K (a “Maintenance Failure”), then the Company will make pro rata payments to each Investor then holding Registrable Securities, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount paid pursuant to the Purchase Agreement by such Investor for such Registrable Securities then held by such Investor for each 30-day period or pro rata for any portion thereof during which the failure continues (the “Blackout Period”). Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid in cash no later than five Business Days after each such 30-day period following the commencement of the Blackout Period until the termination of the Blackout Period (the “Blackout Period Payment Date”). Interest shall accrue at the rate of 1.0% per month on any such liquidated damages payments that shall not be paid by the Blackout Period Payment Date until such amount is paid in full. Notwithstanding the above, in no event shall the aggregate amount of liquidated damages (or interest thereon) paid under this Agreement to any Investor exceed, in the aggregate, 5.0% of the aggregate purchase price of the Securities (as defined in the Purchase Agreement) purchased by such Investor under the Purchase Agreement.

(d) Notwithstanding anything to the contrary contained herein, (i) the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the SEC, request effectiveness of such Registration Statement, for a period of up to forty-five (45) days, if (A) the Company determines in good faith that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (B) the Company determines such registration would render the Company unable to comply with applicable securities laws, (C) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (D) audited financial statements as of a date other than the fiscal year end of the Company would be required to be prepared; and (ii) the Company may, upon written notice to any holder of Registrable Securities included in a Registration Statement, suspend the use of any Registration Statement, including any Prospectus that forms a part of a Registration Statement, if the Company (X) determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (Y) the Company determines it must amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading or (Z) the Company has experienced or is experiencing some other material non-public event, including a pending transaction involving the Company, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, in no event shall holders of Registrable Securities be suspended from selling Registrable Securities pursuant to the

Registration Statement for a period that exceeds 30 consecutive Trading Days or 60 total Trading Days in any 12-month period (any such suspension contemplated by this Section 2(e), an “Allowed Delay”). Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to holders whose Registrable Securities are included in the Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.

(e) If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement are not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” The Investors shall have the right to select one legal counsel, at such Investors’ expense, to review and oversee any registration or matters pursuant to this Section 2(e), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which the Investors’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(e), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) as provided below and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”). Unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows (unless the SEC Restrictions otherwise require or provide or the holders otherwise agree):

(i) First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities;

(ii) Second, in the case of the Initial Registration Statement, the Company shall reduce Registrable Securities represented by Series A Conversion Shares (applied, in the case that some Series A Conversion Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Series A Conversion Shares held by such Investors); and

(iii) Third, the Company shall reduce Registrable Securities represented by shares of Common Stock (applied, in the case that some shares of Common Stock may be registered, to the Investors on a pro rata basis based on the total number of unregistered Common Shares held by such Investors).

Section 3. Demand Registration.

(a) Subject to the terms and conditions of this Agreement, including Section 2(d), if at any time following the Closing Date, the Company receives a written request from the applicable IRA Investor that the Company register under the Securities Act Registrable Securities representing at least 20% of the Registrable Securities held by Cargill, U.S. Bounti, Mr. Schwab or their respective Permitted Holders, then the Company shall file, as promptly as reasonably practicable but no later than the Filing Deadline, a Registration Statement under the Securities Act covering all Registrable Securities that such IRA Investor requests to be registered. If Form S-3 is not then available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form such as Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3, as soon as such form is available, provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 or covering the Registrable Securities has been declared effective by the SEC.

(b) If any IRA Investor intends to distribute the Registrable Securities covered by their request by means of an underwriting, (i) such IRA Investor shall so advise the Company as a part of its request made pursuant to Section 3(a) and (ii) the IRA Investor shall have the right to appoint the book-running, managing and other underwriter(s) after consultation with the Company.

(c) The Company shall not be required to effect a registration pursuant to this Section 3: (i) after the Company has effected three registrations pursuant to this Section 3, and each of such registrations has been declared or ordered effective and kept effective by the Company as required by Section 7(a); or (ii) more than twice during any single calendar year; provided, however, that a request for registration will not count for the purposes of this limitation if (x) the applicable IRA Investors determine in good faith to withdraw (prior to the effective date of the Registration Statement relating to such request) the proposed registration, or (y) the Registration Statement relating to such request is not declared effective within the Effectiveness Deadline.

(d) Notwithstanding anything to the contrary in this Agreement, (1) upon notice to the IRA Investors, the Company may delay the filing and/or the Effectiveness Deadline with respect to, or suspend the effectiveness or availability of, any Registration Statement filed pursuant to this Section 3 for up to ninety (90) days in the aggregate in any twelve-month period (a “Suspension Period”) if the Company would have to make an Adverse Disclosure in connection with the Registration Statement ; provided that (i) any suspension of a Registration Statement pursuant to Section 8(a) or Section 7(j) shall be treated as a Suspension Period for purposes of calculating the maximum number of days of any Suspension Period under this Section 3(d) and (ii) no Suspension Period may overlap with any redemption pursuant to the Certificate of Designations through the date that is thirty (30) Business Days following any such redemption; and (2) upon notice to the IRA Investors, the Company may delay the filing and/or the Effectiveness Deadline with respect to any Registration Statement for a period not to exceed thirty (30) days prior to the Company’s good faith estimate of the launch date of, and ninety (90) days after the closing date of, a Company initiated registered offering of equity securities (including equity securities convertible into or exchangeable for Common Stock); provided that (i) the Company is actively employing in good faith all commercially reasonable efforts to launch such registered offering throughout such period, (ii) the IRA Investors and their respective Permitted Holders are afforded the opportunity to include Registrable Securities in such registered offering in accordance with Section 4 and (iii) the right to delay or suspend the effectiveness or availability of such Registration Statement pursuant to this clause (2) shall not be exercised by the Company more than two (2) times in any twelve-month period and not more than ninety (90) days in the aggregate in any twelve-month period. If the Company shall delay any filing pursuant to this Section 3(d) for more than ten (10) Business Days, the applicable IRA Investors may withdraw the demand therefor at any time after such ten (10) Business Days so long as such delay is then continuing by providing written notice to the Company to such effect, and any demand so withdrawn shall not count as a demand for registration for any purpose under this Section 3, including Section 3(c).

(e) The Company shall use reasonable best efforts to have each Registration Statement filed pursuant to this Section 3 declared effective by the SEC at the earliest possible date but no later than the earlier of the 90th calendar day following the initial filing date of such Registration Statement, if the SEC notifies the Company that it will “review” the Registration Statement and (b) the fifth Business Day after the applicable Effectiveness Deadline, and in any event, will notify the IRA Investors via email within twenty-four (24) hours after any Registration Statement is declared effective and shall simultaneously provide the IRA Investors with access to a copy of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use reasonable best efforts to keep the Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the IRA Investors of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the IRA Investors shall have resold all the Registrable Securities covered thereby by the applicable Registration Statement; and (ii) the date on which the Registrable Securities may be resold by the IRA Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent for the Common Stock and the affected IRA Investors. The Company will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Registration Statement or any related prospectus, as applicable, that, (a) may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the sale of all of the Registrable Securities covered thereby, or (b) in the reasonable opinion of the IRA Investors and the Company, may be necessary or advisable in connection with any acquisition or sale of Registrable Securities by the IRA Investors. The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall each not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(f) Notwithstanding the foregoing, if the managing underwriter(s) of an underwritten offering in connection with any registration pursuant to this Section 3 advises the Company and the IRA Investors in writing that, in its good faith judgment, the number of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities which can be sold in such offering at a price acceptable to the IRA Investors, then the number of Registrable Securities so requested to be included in such offering shall be reduced to that number of shares which, in the good faith judgment of the managing underwriter, can be sold in such offering at such price.

Section 4. Piggyback Registration.

(a) Subject to the terms and conditions of this Agreement, if at any time the Company files a registration statement under the Securities Act with respect to an offering of Common Stock or other equity securities of the Company (such Common Stock and other equity securities collectively, “Other Securities”), whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan or (iii) pursuant to a demand registration in accordance with Section 3), then the Company shall use commercially reasonable efforts to give written notice of such filing to the IRA Investors at least ten (10) Business Days before the anticipated filing date (the “Piggyback Notice”). The Piggyback Notice and the contents thereof shall be kept confidential by the IRA Investors and their respective affiliates and representatives, and the IRA Investors shall be responsible for breaches of confidentiality by their respective affiliates and representatives. The Piggyback Notice shall offer the IRA Investors and the Permitted Holders the opportunity to include in such registration statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as the IRA Investors may reasonably request (a “Piggyback Registration”). Subject to the terms and conditions of this Agreement, the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from the IRA Investors written requests for inclusion therein within ten (10) Business Days following receipt of any Piggyback Notice by the IRA Investors, which request shall specify the maximum number of Registrable Securities intended to be disposed of by the IRA Investors and any Permitted Holder and the intended method of distribution. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Company may not commence or permit the commencement of any sale of Other Securities in a public offering to which this Section 4 applies unless the IRA Investors shall have received the Piggyback Notice in respect to such public offering not less than ten (10) Business Days prior to the commencement of such sale of Other Securities. The IRA Investors and any Permitted Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two (2) Business Days prior to the effective date of the registration statement relating to such Piggyback Registration. No Piggyback Registration shall count towards the number of demand registrations that the IRA Investors are entitled to make in any period or in total pursuant to Section 3.

(b) If any Other Securities are to be sold in an underwritten offering, (1) the Company or other Persons designated by the Company shall have the right to appoint the book-running, managing and other underwriter(s) for such offering in their discretion and (2) the IRA Investors and any Permitted Holder shall be permitted to include all Registrable Securities requested by the IRA Investors to be included in such registration in such underwritten offering on the same terms and conditions as such Other Securities proposed by the Company or any third party to be included in such offering; provided, however, that if such offering involves an underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering (an “Underwriter Cutback”), exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows: (x) to the extent such public offering is the result of a registration initiated by the Company, (i) first, all Other Securities being sold by the Company; (ii) second, all Registrable Securities requested to be included in such registration by the IRA Investors and (iii) third all Other Securities of any holders thereof (other than the Company and the IRA Investors) requesting inclusion in such registration, or (y) to the extent such public offering is the result of a registration initiated by any Persons (other than the Company or the IRA Investors) exercising a contractual right to demand registration, (i) first, pro rata among all Other Securities owned by such Persons exercising the contractual right and all Registrable Securities requested by the IRA Investors to be included in such registration , (ii) second, all Other Securities of any holders thereof (other than the IRA Investors, the Company and the Persons exercising the contractual right) requesting inclusion in such registration, pro rata, based on the aggregate number of Other Securities beneficially owned by each such holder; and (iii) third, all Other Securities being sold by the Company.

Section 5. Block Trades. Notwithstanding any other provision of this Agreement, if the IRA Investors desire to effect a Block Trade, then the IRA Investors shall provide written notice to the Company at least five (5) business days prior to the date such Block Trade will commence. The Company shall use its commercially reasonable efforts to facilitate such Block Trade, provided that the IRA Investors engaging in such Block Trade use their reasonable best efforts to work with the Company (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures. In the event of a Block Trade, and after consultation with the Company, the IRA Investors shall determine the maximum number of Registrable Securities, the underwriter or underwriters (which shall consist of one or more reputable nationally recognized investment banks) and share price of such offering.

Section 6. Expenses of Registration.

(a) Except as specifically provided for in this Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder, shall be borne by the IRA Investors in proportion to the number of Registrable Securities for which registration was requested. The Company shall not, however, be required to reimburse the IRA Investors or Permitted Holders, as applicable, for any Registration Expenses incurred by them for any registration proceeding begun pursuant to Section 3, the request of which has been subsequently withdrawn by the IRA Investors unless (a) the withdrawal is based upon materially adverse circumstances or conditions or material adverse information concerning the Company or its Subsidiaries that (i) the Company had not publicly disclosed in a report filed with or furnished to the SEC under the Exchange Act at least three (3) Business Days prior to the request or (ii) the Company had not disclosed to the Cargill Director(s), Cargill Board Observers, U.S. Bounti Director(s) or U.S. Bounti Board Observers in person or by telephone at the last meeting of the Board or any committee of the Board, in each case, at which the Cargill Director(s), Cargill Board Observers, U.S. Bounti Director(s) and/or U.S. Bounti Board Observers are present or at any time since the date of such meeting of the Board, (b) the withdrawal is made in accordance with the last sentence of Section 3(d), or (c) the IRA Investors agree to forfeit their right to one requested registration pursuant to Section 3.

(b) In connection with each registration pursuant to Sections 2 and 3, in addition to the Registration Expenses payable pursuant to Section 6(a), the Company will reimburse Cargill and U.S. Bounti for the reasonable fees and disbursements of no more than two United States counsel, one of whom will be chosen by U.S. Bounti and one of whom will be chosen by Cargill, in their sole discretion (“Investors’ Counsel”).

(c) The Company’s payment of fees and expenses of the IRA Investors pursuant to clauses (a) and (b) above shall not exceed $100,000.

Section 7. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities pursuant to Section 2 (as to Section 2 this will apply only to Investors and not IRA Investors), Section 3 or Section 4 of this Agreement, the Company shall, as promptly as reasonably practicable:

(a) With respect to a registration pursuant to Section 2 or Section 3 of this Agreement, prepare and as soon as practicable file with the SEC a Registration Statement (including all required exhibits to such Registration Statement ) with respect to such Registrable Securities and use reasonable best efforts to cause such Registration Statement to become effective, or prepare and file with the SEC a prospectus supplement with respect to such Registrable Securities pursuant to an effective Registration Statement and keep such Registration Statement effective or such prospectus supplement current, in the case of a registration pursuant to Section 2, Section 3, or Section 4, in accordance with Section 2, Section 3, or Section 4, as applicable.

(b) Prepare and file with the SEC such amendments and supplements to the applicable Registration Statement and the prospectus or prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period required by Section 2, Section 3 or Section 4 of this Agreement (including any extension provided for therein).

(c) Not less than five (5) Business Days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to the IRA Investors and Investors’ Counsel copies of all such documents proposed to be filed and give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the IRA Investors or their legal counsel; provided that the Company shall include in such documents any such comments that are necessary to correct any material misstatement or omission regarding the IRA Investors.

(d) Furnish to the IRA Investors and Investors’ Counsel such number of copies of the applicable Registration Statement and each such amendment and supplement thereto (including upon request in each case all exhibits but not documents incorporated by reference) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the IRA Investors may reasonably request in order to facilitate the disposition of Registrable Securities by the IRA Investors and Permitted Holders. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by the IRA Investors and any participating Permitted Holder in accordance with applicable Law in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

(e) Prior to any offering of Common Stock pursuant to the Registration Statement , the Company shall use commercially reasonable efforts to (i) arrange for the qualification of the Common Stock for offer and sale under the securities or “blue sky” laws of such states of the United States as the IRA Investors shall reasonably request and shall maintain such qualification in effect so long as required to enable the Investors to consummate the disposition in such jurisdictions of the Common Stock, and (ii) reasonably cooperate with the IRA Investors in connection with any filings required to be made with FINRA; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of any offering pursuant to the Registration Statement, in any jurisdiction where it is not then so subject.

(f) Enter customary agreements and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities, including, if the method of distribution of Registrable Securities is by means of an underwritten offering, using commercially reasonable efforts to, (i) participate in and make documents available for the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided that (A) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (B) the Company may in its reasonable discretion restrict access to competitively sensitive or legally privileged documents or information, (ii) cause the chief executive officer and chief financial officer to be available at reasonable dates and times to participate in “road show” presentations and/or investor conference calls to market the Registrable Securities during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company or the conduct of the Business of the Company; provided that the aggregate number of days of “road show” presentations in connection with an underwritten offering of Registrable Securities for each registration pursuant to a demand made under Section 3 shall not exceed five (5) Business Days and (iii) negotiate and execute an underwriting agreement in customary form with the managing underwriter(s) of such offering and such other documents reasonably required under the terms of such underwriting arrangements, including using commercially reasonable efforts to procure a customary legal opinion and auditor “comfort” letters. The IRA Investors shall also enter into and perform their obligations under any such underwriting agreement.

(g) Give notice to the IRA Investors as promptly as reasonably practicable:

(i) when any Registration Statement filed pursuant to Section 3 or in which Registrable Securities are included pursuant to Section 4 or any amendment to such Registration Statement has been filed with the SEC and when such Registration Statement or any post-effective amendment to such Registration Statement has become effective;

(ii) of any request by the SEC for amendments or supplements to any Registration Statement (or any information incorporated by reference in, or exhibits to, such Registration Statement ) filed pursuant to Section 3 or in which Registrable Securities are included pursuant to Section 4 or the prospectus (including information incorporated by reference in such prospectus) included in such Registration Statement or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement filed pursuant to Section 3 or in which Registrable Securities are included pursuant to Section 4 or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the Company to make changes to any effective Registration Statement or the prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading).

(h) Use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Registration Statement referred to in Section 7(g)(iii) at the earliest practicable time.

(i) Upon request, furnish to the IRA Investors, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, and, if the IRA Investors so request in writing, all exhibits thereto.

(j) Upon the occurrence of any event contemplated by subsections (g)(iii) through (v) above, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or an amendment or supplement to the related prospectus or file any other required document to remedy the basis for any suspension of the Registration Statement and so that, as thereafter delivered to any sales or placement agents or underwriters acting on the IRA Investors’ behalf, the prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the IRA Investors in accordance with subsections (g)(iii) through (v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the IRA Investors shall suspend the use of such prospectus and use its commercially reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in the IRA Investors’ or their respective representatives’ possession; provided that such suspension shall be treated as a Suspension Period for purposes of calculating the maximum number of days of any Suspension Period under Section 3(d).

(k) Use all commercially reasonable efforts to furnish or make available (and cause the Company’s officers, directors, employees and independent public accountants to furnish or make available) upon reasonable notice and during normal business hours, for inspection by the IRA Investors, Investors’ Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Company and its Subsidiaries, as shall be reasonably necessary to enable them to exercise their due diligence responsibility pursuant to the Securities Act, the Exchange Act and the rules and regulations thereunder, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (A) the disclosure of such Records is necessary, in the Inspector’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after compliance with the last sentence of this clause (k) or (C) the information in such records was known to the Inspectors on a nonconfidential basis prior to its disclosure by the Company or has been made generally available to the public. The IRA Investors agree that they shall, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the records deemed confidential.

(l) Keep Investors and Investors’ Counsel advised in writing as to the initiation and, as appropriate, of the progress of any registration under Section 3 or Section 4 and provide Investors’ Counsel with all correspondence with the SEC in connection with any such Registration Statement.

(m) No later than the effective date of any Registration Statement, use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent for settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the IRA Investors or the managing underwriter(s). In connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(n) Use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable in the opinion of the IRA Investors to effect the registration of the Registrable Securities contemplated hereby.

Section 8. Suspension of Sales.

(a) Upon receipt of written notice from the Company pursuant to Section 7(g)(v), the IRA Investors (and any participating Permitted Holder) shall immediately discontinue disposition of Registrable Securities until the IRA Investors (i) have received copies of a supplemented or amended prospectus or prospectus supplement pursuant to Section 7(j) or (ii) is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the IRA Investors shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the IRA Investors’ possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 9. Cargill Director and Board Observer Right.

(a) For so long as:

(i) (A) Cargill and its affiliates hold (I) at least $50.0 million outstanding under the Credit Agreement or (II) own at least fifteen percent (15%) of the outstanding voting shares of Common Stock of the Company (treating all warrants, options or convertible securities on an as-if converted to Common Stock basis) (the “Initial Cargill Stock Threshold”) and (B) either (I) and the Initial U.S. Bounti Ownership Threshold is met or (II) the Initial Cargill Stock Threshold is met, Cargill shall have the right to appoint two members to the Board (the “Initial Cargill Ownership Threshold”), and

(ii) (A) Cargill and its affiliates (I) hold at least $50.0 million outstanding under the Credit Agreement or (II) own at least five percent (5%) of the outstanding voting shares of Common stock of the Company (treating all warrants, options or convertible securities on an as-if converted to Common Stock basis) (the “Cargill Stock Threshold”) and (B) either (I) the U.S. Bounti Ownership Threshold is met or (II) the Cargill Stock Threshold is met (the “Cargill Ownership Threshold”), Cargill shall have the right to appoint one member to the Board (any directors appointed to the Board pursuant to this Section 9(a), the “Cargill Directors”).

Cargill shall be entitled at each annual meeting of the stockholders of the Company or at any special meeting called for the purpose of electing directors to elect the Cargill Directors as set forth in this Section 9(a). The Cargill Directors shall be subject to the classified board of director provisions of Article VI of the Certificate of Incorporation with the classification to be made based on the class which provides the Cargill Directors with the longest possible tenure subject to the provisions of the Company’s certificate of incorporation. Each Cargill Director appointed or elected to the Board shall continue to hold office until the annual meeting of the stockholders of the Company where such director’s tenure ends pursuant to his or her classification and until his or her successor is elected and qualified in accordance with this Section 9(a) and the Company’s bylaws. Cargill shall have the sole right to remove any Cargill Director, subject to the provisions of the Company’s certificate of incorporation. Any vacancy created by the removal, resignation, death, or otherwise of a Cargill Director shall solely be filled by Cargill. In the event Cargill wishes to designate an individual to serve as a Cargill Director to fill a vacancy or otherwise replace an existing Cargill Director, the Company shall cause the Board and the Nominating Committee to take all action such that the designated individual shall be appointed to the Board effective no later than ten (10) Business Days following notice from Cargill of the desire to have the individual appointed as a Cargill Director, with such individual to serve until at least the next annual meeting of stockholders.

(b) Cargill shall be entitled at each annual meeting of the stockholders of the Company where the classification of one of the Cargill Directors would have its term end or at any special meeting called for the purpose of electing directors to designate one or two members of the Board for so long as the Cargill Ownership Threshold or Initial Cargill Ownership Threshold, as applicable, is met. For the avoidance of doubt, upon the Cargill Ownership Threshold not being met, Cargill shall not be entitled to elect any members of the Board.

(c) The Cargill Directors shall be entitled to receive similar compensation, benefits, reimbursement (including of reasonable travel expenses subject to the provisions of the Company’s then current non-employee director compensation program), indemnification and insurance coverage for their service as a director as the other outside directors of the Company. For so long as the Company maintains directors’ and officers’ liability insurance, the Company shall include each Cargill Director as an “insured” for all purposes under such insurance policy for so long as each Cargill Director is a director of the Company and for the same period as for other former directors of the Company when such Cargill Director ceases to be a director of the Company. In all cases, any Company directors’ and officers’ liability insurance policy or other applicable Company insurance policies, as well as all director indemnification and exculpation provisions of the Company, shall be primary in coverage with any insurance or indemnification provided by Cargill or other third party to be secondary. Promptly following election to the Board, the Company shall enter into the Company’s standard indemnification agreement with each Cargill Director providing for indemnification to the fullest extent permitted by applicable Law.

(d) For so long as Cargill meets the Cargill Ownership Threshold, it shall have the right to appoint a person to attend all meetings of the Board and all committees of the Board as an observer (the “Cargill Board Observer”). Subject to applicable law (including rules on conflicts of interests), a Cargill Board Observer shall (i) be entitled to participate in the same fashion as if such individual was a director or committee member, without voting rights, in all Board and Board committee meetings, (ii) receive the same information as the other members of the Board and Board committees, including drafts and final versions of any written consent in lieu of a meeting (and receive such information at the same time), and (iii) be invited to Board and committee meetings at the same time as other directors. The Cargill Board Observer shall not be entitled to any compensation but shall receive payment of reasonable travel expenses subject to the provisions of the Company’s then current non-employee director compensation program on the same terms as the other outside directors of the Company. Notwithstanding the preceding sentences in this Section 9(d), in the event that Cargill chooses not to designate a person to fill any of the Cargill Director positions to the Board pursuant to Section 9(a), Cargill shall have the right to designate an additional Cargill Board Observer to attend all meetings of the Board and committees in a nonvoting observer capacity for each Cargill Director position not filled, and such additional observers shall have the rights and privileges, and shall be subject to the limitations, set out in Sections 9(d), (e) and (f). In such instance, the Cargill Board Observers serving in lieu of the Cargill Directors shall be entitled to receive similar cash compensation (in no event shall the Cargill Board Observers receive compensation in the form of equity awards), benefits, reimbursement (including of reasonable travel expenses subject to the provisions of the Company’s then current non-employee director compensation program) as the other outside directors of the Company. The maximum number of Cargill Board Observers at any time shall not exceed two.

(e) Notwithstanding the foregoing, the Company shall have the right to exclude the Cargill Board Observer from all or portions of any meeting of the Board, or redact from, or withhold from providing the Cargill Board Observer with, certain information or materials in order to, as reasonably determined in good faith by the Board, (i) preserve attorney-client, work product or similar privilege, (ii) not disclose information related to negotiations or disputes arising under the Credit Agreement, any contemplated refinancing of the obligations under the Credit Agreement, or any other agreement related thereto between the Company, on the one hand, and Cargill, on the other hand, or (iii) allow the Board to discuss material interests of the Company or any of its Subsidiaries that the Company or any of its Subsidiaries reasonably believe may present or otherwise involve actual conflicts of interest between the Board, any committee thereof or the Company or any Subsidiary thereof, on the one hand, and the Cargill Board Observer or Cargill, on the other hand; provided, however, that (i) the Company shall provide the Cargill Board Observer with prior written notice that includes the general topic of the excluded information and (ii) the Cargill Board Observer shall only be excluded from such portion of the discussion or information that directly relates to the applicable exclusion. In the event the Cargill Board Observer shall become a board member, board observer, employee or consultant to a competitor of the Company, Cargill will so notify the Company and promptly replace such Cargill Board Observer with another individual designated in writing to the Company who would not be disqualified pursuant to this sentence. For purposes of this Agreement, Cargill and its affiliates shall not be deemed a competitor of the Company.

(f) The Company hereby expressly permits the Cargill Directors and Cargill Board Observers to share any information provided by the Company or learned by such individuals in connection with their service as Cargill Directors or Cargill Board Observers with Cargill; provided, that such individuals may not share any information that is attorney-client, work product or subject to similar privilege.

Section 10. U.S. Bounti Director and Board Observer Right.

(a) For so long as any one of U.S. Bounti, its affiliates or any Family or Estate-Planning Transferees of U.S. Bounti (each a “U.S. Bounti Holder”) own at least fifteen percent (15%) of the outstanding voting shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock), the U.S. Bounti Holder owning the largest amount of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock) shall have the right to appoint two members to the Board (the “Initial U.S. Bounti Ownership Threshold”), and for so long as a U.S. Bounti Holder own at least five percent (5%) of the outstanding voting shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock)

(the “U.S. Bounti Ownership Threshold”), the U.S. Bounti Holder owning the largest amount of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock) shall have the right to appoint one member to the Board (any directors appointed to the Board pursuant to this Section 10(a), the “U.S. Bounti Directors”). The initial U.S. Bounti Directors shall be Michael Molnar and Charles R. Schwab, Jr. The Board and the Nominating and Corporate Governance Committee thereof have taken action such that the U.S. Bounti Directors shall initially be appointed to the Board effective on the Closing Date, to serve until at least the 2026 annual meeting of the Company’s stockholders or such individuals’ earlier resignation, death or removal. U.S. Bounti or the applicable U.S. Bounti Holder thereof shall be entitled at each annual meeting of the stockholders of the Company or at any special meeting called for the purpose of electing directors to elect the U.S. Bounti Directors as set forth in this Section 10(a). The U.S. Bounti Directors shall be subject to the classified board of director provisions of Article VI of the Certificate of Incorporation with the classification to be made based on the class which provides the U.S. Bounti Directors with the longest possible tenure subject to the provisions of the Company’s certificate of incorporation. Each U.S. Bounti Director appointed or elected to the Board shall continue to hold office until the annual meeting of the stockholders of the Company where such director’s tenure ends pursuant to his or her classification and until his or her successor is elected and qualified in accordance with this Section 10(a) and the Company’s bylaws. U.S. Bounti or the applicable U.S. Bounti Holder thereof shall have the sole right to remove a U.S. Bounti Director, subject to the provisions of the Company’s certificate of incorporation. Any vacancy created by the removal, resignation, death or otherwise of a U.S. Bounti Director shall solely be filled by U.S. Bounti or the applicable U.S. Bounti Holder thereof. In the event U.S. Bounti wishes to designate an individual to serve as a U.S. Bounti Director to fill a vacancy or otherwise replace an existing U.S. Bounti Director, the Company shall cause the Board and the Nominating Committee to take all action such that the designated individual shall be appointed to the Board effective no later than ten (10) Business Days following notice from U.S. Bounti of the desire to have the individual appointed as a U.S. Bounti Director, with such individual to serve until at least the next annual meeting of stockholders.

(b) U.S. Bounti or the applicable U.S. Bounti Holder thereof shall be entitled at each annual meeting of the stockholders of the Company where the classification of one of the U.S. Bounti Directors would have its term end or at any special meeting called for the purpose of electing directors to designate one or two members of the Board for so long as the U.S. Bounti Ownership Threshold or Initial U.S. Bounti Ownership Threshold, as applicable, is met. For the avoidance of doubt, upon the U.S. Bounti Ownership Threshold not being met, U.S. Bounti or the applicable U.S. Bounti Holder thereof shall not be entitled to elect any members of the Board.

(c) The U.S. Bounti Directors shall be entitled to receive similar compensation, benefits, reimbursement (including of reasonable travel expenses subject to the provisions of the Company’s then current non-employee director compensation program), indemnification and insurance coverage for their service as a director as the other outside directors of the Company. For so long as the Company maintains directors’ and officers’ liability insurance, the Company shall include each U.S. Bounti Director as an “insured” for all purposes under such insurance policy for so long as the U.S. Bounti Director is a director of the Company and for the same period as for other former directors of the Company when such U.S. Bounti Director ceases to be a director of the Company. In all cases, any Company directors’ and officers’ liability insurance policy or other applicable Company insurance policies, as well as all director indemnification and exculpation provisions of the Company, shall be primary in coverage with any insurance or indemnification provided by U.S. Bounti or other third party to be secondary. Promptly following election to the Board, the Company shall enter into the Company’s standard indemnification agreement with each U.S. Bounti Director providing for indemnification to the fullest extent permitted by applicable Law.

(d) For so long as any one of U.S. Bounti or a U.S. Bounti Holder thereof meets the U.S. Bounti Ownership Threshold, U.S. Bounti or the U.S. Bounti Holder owning the largest amount of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock) shall have the right to appoint a person to attend all meetings of the Board and all committees of the Board as an observer (the “U.S. Bounti Board Observer”). Subject to applicable law (including rules on conflicts of interests), a U.S. Bounti Board Observer shall (i) be entitled to participate in the same fashion as if such individual was a director or committee member, without voting rights, in all Board and Board committee meetings, (ii) receive the same information as the other members of the Board and Board committees, including drafts and final versions of any written consent in lieu of a meeting (and receive such information at the same time), and (iii) be invited to Board and committee meetings at the same time as other directors. The U.S. Bounti Board Observer shall not be entitled to any compensation but shall receive payment of reasonable travel expenses subject to the provisions of the Company’s then current non-employee director compensation program on the same terms as the other outside directors of the Company. Notwithstanding the preceding sentences in this Section 10(d), in the event that U.S. Bounti or the applicable U.S. Bounti Holder thereof chooses not to designate a person to fill any of the U.S. Bounti Director positions to the Board pursuant to Section 10(a), U.S. Bounti or the applicable U.S. Bounti Holder thereof shall have the right to designate an additional U.S. Bounti Board Observer to attend all meetings of the Board and committees in a nonvoting observer capacity for each U.S. Bounti Director position not filled, and such additional observers shall have the rights and privileges, and shall be subject to the limitations, set out in Sections 10(d), (e) and (f). In such instance, the U.S. Bounti Board Observers serving in lieu of the U.S. Bounti Directors shall be entitled to receive similar cash compensation (in no event shall the U.S. Bounti Board Observers receive compensation in the form of equity awards), benefits, reimbursement (including of reasonable travel expenses subject to the provisions of the Company’s then current non-employee director compensation program) as the other outside directors of the Company. The maximum number of U.S. Bounti Board Observers at any time shall not exceed two.

(e) Notwithstanding the foregoing, the Company shall have the right to exclude the U.S. Bounti Board Observer(s) from all or portions of any meeting of the Board, or redact from, or withhold from providing the U.S. Bounti Board Observer(s) with, certain information or materials in order to, as reasonably determined in good faith by the Board, (i) preserve attorney-client, work product or similar privilege, or (ii) allow the Board to discuss material interests of the Company or any of its Subsidiaries that the Company or any of its Subsidiaries reasonably believe may present or otherwise involve actual conflicts of interest between the Board, any committee thereof or the Company or any Subsidiary thereof, on the one hand, and the U.S. Bounti Board Observer (s)or U.S. Bounti or the applicable U.S. Bounti Holder thereof, on the other hand; provided, however, that (i) the Company shall provide the U.S. Bounti Observer(s) with prior written notice that includes the general topic of the excluded information and (ii) the U.S. Bounti Board Observer(s) shall only be excluded from such portion of the discussion or information that directly relates to the applicable exclusion. In the event a U.S. Bounti Board Observer shall become a board member, board observer, employee or consultant to a competitor of the Company, U.S. Bounti or the applicable U.S. Bounti Holder thereof will so notify the Company and promptly replace such U.S. Bounti Board Observer with another individual designated in writing to the Company who would not be disqualified pursuant to this sentence. For purposes of this Agreement, U.S. Bounti and its affiliates shall not be deemed a competitor of the Company.

(f) The Company hereby expressly permits the U.S. Bounti Directors and U.S. Bounti Board Observers to share any information provided by the Company or learned by such individuals in connection with their service as U.S. Bounti Directors or U.S. Bounti Board Observers with U.S. Bounti and the U.S. Bounti Holders; provided, that such individuals may not share any information that is attorney-client, work product or subject to similar privilege.

Section 11. Governance.

(a) Effective as of April 1, 2025, the Board shall consist of seven (7) members. The Company shall not take any action that would change the composition or size of the Board that would adversely affect any of the board designation rights set forth in Section 9 or Section 10 of this Agreement.

(b) The Company shall, at any annual or special meeting of stockholders of the Company at which directors are to be elected, (i) so long as Cargill has the right to designate a Cargill Director to the Board pursuant to Section 9(a) hereof, include the Cargill Director(s) (or such other persons as may be selected in writing by Cargill), (ii) so long as U.S. Bounti or the applicable U.S. Bounti Holder thereof has the right to designate a U.S. Bounti Director to the Board pursuant to Section 10(a) hereof, include the U.S. Bounti Director(s) (or any such other person as may be selected in writing by U.S. Bounti or the applicable U.S. Bounti Holder thereof) and (iii) the Company’s director nominees in the Company’s slate of nominees as for each relevant annual meeting of the Company’s stockholders (subject to each designee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable Law, regulation or stock exchange rules regarding service as a director; provided, however, that in no event shall any such designee’s relationship with the applicable IRA Investor (or any other actual or potential lack of independence resulting therefrom) be considered to disqualify such designee from being a member of the Board pursuant to this Section 11(b)) and shall recommend that the holders of the Company’s capital stock vote in favor of such Cargill Director(s), such U.S. Bounti Director(s), and the Company’s director nominees, and shall support such Cargill Director(s), such U.S. Bounti Director(s), and the Company’s director nominees in a manner generally no less rigorous and favorable than the manner in which the Company supports its other nominees.

(c) If either a Cargill Director or U.S. Bounti Director resigns, dies, is not elected or is disqualified or removed from the Board, Cargill or U.S. Bounti or the applicable U.S. Bounti Holder thereof may, as applicable, nominate a replacement Cargill Director or U.S. Bounti Director, as applicable, and such replacement Cargill Director or U.S. Bounti Director shall promptly be appointed to the Board, as provided in the bylaws of the Company, and subject to the review and approval by the Company’s nominating and corporate governance committee and the Company’s applicable policies and procedures relating to new directors. The Company’s nominating and corporate governance committee shall be able to reject a nominee for a Cargill Director or U.S. Bounti Director only for good reason, which good reason shall be limited to conviction of a felony, fraud or other crimes of moral turpitude, addiction and substance abuse issues, disqualification as a “bad actor” under the securities laws, or bankruptcy in the last ten years.

(d) The Company shall require the prior approval of 75% of the Board in order to approve (1) a sale-leaseback financing or equity financing for facilities contemplated in Ohio, provided that the Company has $10.0 million in Consolidated Adjusted EBITDA (as defined in the Credit Agreement) during the trailing six month period prior to the time such vote is held, and (2) growth Capital Expenditures (as defined in the Credit Agreement); provided, that, if U.S. Bounti and/or Cargill have not appointed all of their respective director seats when such Board approval is sought, the Company shall provide Cargill and U.S. Bounti with notice of such pending votes and U.S. Bounti and/or Cargill shall have the right to appoint directors to fill such seats prior to the Board determining whether to approve such matters and the Company shall cause the Board and the Nominating Committee to take all action such that such designated individual be appointed to the Board effective no later than ten Business Days following notice from Cargill and/or U.S. Bounti of the desire to have an individual appointed as a Cargill Director and/or U.S. Bounti Director, with such individual to serve until at least the next annual meeting of stockholders. In the event that either Cargill no longer meets the Cargill Ownership Threshold or U.S. Bounti or the applicable U.S. Bounti Holder thereof no longer meets the U.S. Bounti Ownership Threshold, this provision shall only require the approval of the director appointed by the IRA Investor that continues to meet the applicable ownership threshold. The approval rights set forth in this Section 11(d) shall terminate on December 31, 2030. Without the prior consent of both Cargill and U.S. Bounti, prior to December 31, 2030 the Board shall not exceed seven directors plus the Cargill Directors and the U.S. Bounti Directors (if any).

Section 12. Indemnification.

(a) Notwithstanding any termination of this Agreement, the Company shall indemnify and hold harmless each IRA Investor, any Family or Estate-Planning Transferee and any participating Permitted Holder, and their respective officers, directors, employees, agents, partners, members, stockholders, representatives and affiliates, and each person or entity, if any, that controls each IRA Investor, any Family or Estate-Planning Transferee and any participating Permitted Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling Person (each, an “Investor Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) prepared by the Company or authorized by it in writing for use by the IRA Investor or any amendment or supplement thereto; or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Investor Indemnitee to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor Indemnitee claiming indemnification specifically for inclusion therein, (ii) offers or sales effected by or on behalf such Investor Indemnitee “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company, or (iii) the failure to deliver or make available to a purchaser of Registrable Securities a copy of any preliminary prospectus, pricing information or final prospectus contained in the applicable registration statement or any amendments or supplements thereto (to the extent the same is required by applicable Law to be delivered or made available to such purchaser at the time of sale of contract); provided that the Company shall have delivered to each IRA Investor such preliminary prospectus or final prospectus contained in the applicable registration statement and any amendments or supplements thereto pursuant to Section 7(d) no later than the time of contract of sale in accordance with Rule 159 under the Securities Act.

(b) Each IRA Investor shall indemnify and hold harmless the Company and its officers, directors, employees, agents, representatives and affiliates against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent, that such untrue statements or omissions are based solely upon written information relating to such IRA Investor furnished to the Company by or on behalf of such IRA Investor specifically for inclusion in the documents referred to in the foregoing indemnity. In no event shall the liability of either IRA Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such IRA Investor and any participating Permitted Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense in such proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with such defense; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 12, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that representation of both such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate because of an actual conflict of interest between the Indemnifying Party and such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 12).

(d) If the indemnification provided for in Section 12(a) or Section 12(b) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to in Section 12(a) or Section 12(b), as the case may be, or is insufficient to hold the Indemnified Party harmless as contemplated therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the IRA Investors agree that it would not be just and equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 12(d). Notwithstanding the foregoing, in no event shall the liability of each IRA Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such IRA Investor and any participating Permitted Holder upon the sale of the Registrable Securities giving rise to such contribution obligation. No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from an Indemnifying Party not guilty of such fraudulent misrepresentation.

Section 13. Agreement to Furnish Information. If reasonably requested by the Company or the book-running managing underwriters of Common Stock (or other securities of the Company convertible into Common Stock), the IRA Investors and any participating Permitted Holder shall provide such information regarding the IRA Investors and any participating Permitted Holder, and their respective Registrable Securities, as may be reasonably required by the Company or such representative of the book-running managing underwriters in connection with the filing of a Registration Statement and the completion of any public offering of the Registrable Securities pursuant to this Agreement.

Section 14. Rule 144 Reporting. With a view to making available to the IRA Investors the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities that are Common Stock to the public without registration, the Company agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (iii) so long as the IRA Investors and any Permitted Holder owns any Registrable Securities, furnish to the IRA Investors forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the IRA Investors may reasonably request in availing themselves of any rule or regulation of the SEC allowing it to sell any such Common Stock without registration.

Section 15. Confidentiality.

(a) The parties acknowledge and agree that each of the Cargill Director(s), Cargill Board Observer, the U.S. Bounti Director(s) and the U.S. Bounti Board Observer may share Confidential Information with Cargill or U.S. Bounti, respectively, and their respective affiliates, for the sole purpose of, and solely to the extent reasonably necessary to, monitor, evaluate or otherwise make decisions in connection with its investment in the Company, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and shall agree to keep such Confidential Information confidential prior to any such disclosure. The IRA Investors will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Confidential Information obtained from the Company pursuant to the terms of this Agreement (including, without limitation, notice of the Company’s intention to file a Registration Statement); provided, however, that the IRA Investors may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from the IRA Investors, if such prospective purchaser agrees in writing to be bound by the provisions of this Section 15(a); (iii) in connection with periodic reports to its investors, partners, affiliates or members, the IRA Investors may provide summary information regarding the Company’s financial information in such reports, as long as such investors, partners, affiliates and members are advised that such information is confidential or (iv) as may otherwise be required by Law, provided that the IRA Investors promptly notify the Company of such disclosure pursuant to this clause (iv) and take reasonable steps to minimize the extent of any such required disclosure. Receipt of Confidential Information shall not be imputed to any entity, whether or not an affiliate of the IRA Investors solely by virtue of the fact that an Investor’s director, officer, employee, agent, contractor, consultant or advisor is also a director, officer, employee, agent, contractor, consultant or advisor of such entity. It is understood that Confidential Information shall remain the sole property of the Company, and Cargill and U.S. Bounti shall cause each of the Cargill Director(s), Cargill Board Observer, the U.S. Bounti Director(s) and the U.S. Bounti Board Observer, respectively, to agree to take reasonable measures to prevent any unauthorized disclosure and unauthorized use of the Confidential Information.

(b) Notwithstanding anything to the contrary herein, the restrictions contained in Section 15(a) shall not apply to information furnished to a Cargill Director or a U.S. Bounti Director in his or her capacity as a director of the Company to the extent of his or her lawful use of such information in such capacity. Nothing herein shall limit any such persons from fulfilling his or her fiduciary and other duties under applicable Law as members of the Board.

Section 16. Termination. Other than as expressly set forth in this Agreement, this Agreement shall terminate (a) upon the mutual written agreement of the Company, and the IRA Investors holding two-thirds (2/3) of the Registrable Securities then outstanding and, with regard to Sections 9 and 11 only, Cargill (the “Requisite Investors”), or (b) the date on which all IRA Investors or their Permitted Holders no longer hold any Registrable Securities and, with regard to Sections 9 and 11, the Credit Agreement has terminated; provided, however, that the provisions of Section 12 shall survive the expiration or earlier termination of this Agreement for any reason whatsoever.

Section 17. Miscellaneous.

(a) No Inconsistent Agreements; Additional Rights. The Company represents and warrants that it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the IRA Investors under this Agreement. If the Company enters into any agreement after the date hereof granting any Person registration rights with respect to any security of Parent which agreement contains any material provisions more favorable to such Person than those set forth in this Agreement, the Company will notify the IRA Investors and will agree to such amendments to this Agreement as may be necessary to provide these rights to the IRA Investors, at IRA Investors’ election.

(b) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

(c) Jurisdiction; Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, solely if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party or its successors or assigns, shall be brought and determined exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, solely if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 17(c), (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 17(g) and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 17(g) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Successors and Assigns. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of an Investor, and (y) the IRA Investors, in the case of the Company; provided, however, that such prior written consent shall not be required in the event of a Family or Estate-Planning Transfer. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement..

(e) No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer, and this Agreement shall not confer, on any Person other than the parties to this Agreement and any Family or Estate-Planning Transferees thereof any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no other Persons shall have any standing with respect to this Agreement or the transactions contemplated by this Agreement; provided, however that each Indemnified Party (but only, in the case of an Investor Indemnitee, the first proviso of Section 12(c)) shall be entitled to the rights, remedies and obligations provided to an Indemnified Party under Section 12, and each such Indemnified Party shall have standing as a third-party beneficiary under Section 12 to enforce such rights, remedies and obligations.

(f) Entire Agreement. This Agreement, the Purchase Agreement, and the other documents delivered pursuant to the Purchase Agreement constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects of this Agreement and such other agreements and documents.

(g) Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger, and email, as follows:

If to the Company:

Local Bounti Corporation

490 Foley Lane

Hamilton, MT 59840

Attention: Kathleen Valiasek

E-mail:

With a copy (which will not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

222 Berkeley Street, Suite 2000

Boston, MA 02116

Attention: Albert Vanderlaan

E-mail:

If to Cargill, Incorporated:

to the address set forth on the signature pages hereto with a copy (which will not constitute notice) to:

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South 7th Street

Minneapolis, MN 55402-3901

Attention: Jonathan Zimmerman

E-mail:

If to U.S. Bounti, LLC:

to the address set forth on the signature pages hereto with a copy (which will not constitute notice) to:

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, NY 10017-3852

Attention: Todd Kornfeld

E-mail:

and

CHS Management Group, LLC

PO Box 2226

Palm Beach, FL 33480

Attention: Rebecca E. Renzas

E-mail:

If to Charles R. Schwab, Jr, to the address set forth on the signature pages hereto.

or in any such case to such other address, facsimile number or telephone as any party hereto may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile if promptly confirmed, or, in the case of email to the email addresses given above, on the date that the recipient acknowledges having received the email.

(h) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence in any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by law or otherwise afforded to the IRA Investors, shall be cumulative and not alternative.

(i) Expenses. The Company and each IRA Investor shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, except as otherwise provided in Section 6.

(j) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Requisite Investors. Any consent hereunder and any amendment or waiver of any term of this Agreement by the Company must be approved by a majority of directors, including the Cargill Director and the U.S. Bounti Director. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities at the time outstanding (including securities convertible into Registrable Securities), each future holder of all such Registrable Securities, and the Company.

(k) Non-Recourse. All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto and only with respect to the specific obligations undertaken by such parties as set forth herein with respect to such parties and no other Person shall have any liability for any obligations or liabilities based upon, arising out of, or related to this Agreement or the Transactions and no Person who is not a named party to this Agreement, including without limitation any present or past director, officer, employee, incorporator, member, partner, direct or indirect equityholder (including any members, partners or stockholders), manager, employee, incorporator, controlling person, management company, general partner, affiliate, trustees, agent, attorney, advisor, permitted assign and predecessor of any named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose damages of an entity party against its owners or affiliates) for any damages arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, non-performance, interpretation, termination, enforcement, construction or execution or any of the transactions contemplated hereby and each party hereto hereby waives and releases all such damages, claims and obligations against any such Non-Party Affiliates.

(l) Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

(m) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

(n) Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute, rule or regulation defined or referred to in this Agreement means such agreement, instrument or statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Any reference to any section under the Securities Act or Exchange Act, or any rule promulgated thereunder, shall include any publicly available interpretive releases, policy statements, staff accounting bulletins, staff accounting manuals, staff legal bulletins, staff “no-action”, interpretive and exemptive letters, and staff compliance and disclosure interpretations (including “telephone interpretations”) of such section or rule by the SEC. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LOCAL BOUNTI CORPORATION

By:	/s/ Craig M. Hurlbert
Name: Craig M. Hurlbert
Title: Chief Executive Officer

CARGILL, INCORPORATED

By:	/s/ John Tofteland
Name: John Tofteland
Title: Director, Transaction Management

Address:

U.S. BOUNTI, LLC

By:	/s/ Charles R. Schwab
Name: Charles R. Schwab
Title: Manager

Address:

CHARLES R. SCHWAB, JR.

By:	/s/ Charles R. Schwab, Jr.

Address:

[Signature Page to Investor Rights Agreement]

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